                                                                     EXHIBIT 2.2

                     AGREEMENT AND PLAN OF REORGANIZATION

     Agreement and Plan of Reorganization ("Agreement") made and entered by and among Netco Communications Corporation ("Netco"), Netco Acquiring Corporation ("NAC"), FreeMail, Inc. ("FreeMail"), Glenn Kreisel ("Kreisel"), Steve Saroff ("Saroff"), Chris Coyle ("Coyle"), Steve Barrett ("Barrett"), Greg Gianforte ("Gianforte"), Ray Kreisel ("Ray Kreisel") and William Knight ("Knight," Kreisel, Saroff, Coyle, Barrett, Gianforte, Ray Kreisel and Knight individually and collectively referred to as "Shareholders").

                                   RECITALS:

     a. Netco is a corporation duly organized and existing under the laws of the state of Minnesota. NAC is a corporation duly organized and existing under the laws of the state of Minnesota, and is a wholly owned subsidiary of Netco. FreeMail is a corporation duly organized and existing under the laws of the state of Montana.

     b. If the conditions for merger contemplated herein are satisfied, FreeMail shall be merged with and into NAC (the "Merger") pursuant to this Agreement and the Plan and Articles of Merger ( the "Merger Plan") attached hereto as Exhibit A.

     c. The respective boards of directors of Netco and FreeMail deem it advisable for the general welfare and advantage of the respective corporations and their respective shareholders that, subject to the terms and conditions contained herein and in accordance with the applicable laws of the states of Minnesota and Montana, the Merger can be accomplished.

     d. Whereas, the Shareholders own all of the issued and outstanding shares of FreeMail.

                                  AGREEMENTS:

     NOW, THEREFORE, in consideration of the agreements, provisions and covenants herein contained, the parties hereby agree as follows:

                                   ARTICLE I

                                    MERGER

     1.1  Filing of Merger Plan.  Subject to the conditions contained in Article
          ---------------------
V of this Agreement, the Merger Plan shall be filed with the Minnesota Secretary of State and the Montana Secretary of State as soon as practicable following the time when the last of the conditions as set forth in Article V hereof shall have been fulfilled or such earlier or later time as may be mutually agreed to by the parties.

     1.2  Definitions.  The time of delivery of the Merger Plan to the Minnesota
          -----------
Secretary of State pursuant to the preceding section is herein referred to as the "Time of Filing." The "Effective Date of the Merger" shall be the date and time the Certificate of Merger is filed with the Minnesota Secretary of State.

     1.3     The Merger.
             ----------

     (a)     Conversion of Securities.  At the Effective Date of the Merger:
             ------------------------

     (i) The separate existence of FreeMail shall cease, and FreeMail shall be merged with and into NAC, which shall be the surviving corporation of the Merger.

     (ii) The outstanding shares of FreeMail common stock shall be converted into an aggregate of 25,000 Netco common shares in accordance with the following conversion formula: Twenty Five Thousand (25,000) divided by the sum of the number of outstanding shares of FreeMail. Such Netco common shares will be distributed to the persons (shareholders) named and in the amounts set forth on Schedule 1.3(a) to this Agreement. No fractional shares of Netco shall be issued.

     (iii) All issued and outstanding shares of NAC shall remain issued and outstanding.

     (iv) The name of NAC shall be changed to "FreeMail, Inc.", or such substantially similar name as the parties shall agree upon.

     (b)     Additional Contingent Consideration.
             -----------------------------------

     (i) Subject to the terms of this Section 1.3(b), and subject to Netco and NAC's right of offset as described in Section 8.3 below, Netco shall pay to the Shareholders the additional contingent consideration ("Additional Contingent Consideration") as, and not exceeding the total amount, provided in this Section 1.3(b).

     (ii) Netco shall pay allocably to the Shareholders as Additional Contingent Consideration an aggregate quarterly sum (the "Quarterly Payment") equal to five percent (5%) of the gross collected revenue derived by Netco and/or NAC from the items listed on Schedule 1.3(b) to this Agreement ("FreeMail Product") provided, Netco shall have no obligation to sell or otherwise commercialize such items except as it may determine to do so in its sole judgment.

     (iii) The Quarterly Payment shall be allocated among the Shareholders ratably to their receipt of Netco common shares according to
             Schedule 1.3(a) to this Agreement.

     (iv) The total amount of Quarterly Payments payable by Netco in accordance with this Section 1.3(b) shall not exceed Three Million Twelve Thousand Five Hundred Dollars ($3,012,500.00), less any amounts offset under Section 8.3 below.

     (v) The Quarterly Payments will be made within thirty (30) days following the end of each calendar quarter. At the time of each Quarterly Payment, Netco shall furnish to a duly appointed representative selected by a majority of the Shareholders a reasonably detailed statement showing (a) the name of Netco's customer respecting whom any calculation and payment of Quarterly Payment is due under this Agreement, (b) the amount of gross revenue billed for FreeMail Product each such customer during the calendar quarter for which such calculation is made, (c)

                                       2.

             the amount of gross revenue collected from each such customer for FreeMail Product during the calendar quarter for which such calculation is made, (d) the amount, if any, of uncollectible receivables written off for each such customer for FreeMail Product, and (e) a reconciliation showing the amount remaining receivable from each such customer for FreeMail Product. The duly appointed representative of a majority of the FreeMail Holders, or its agent and/or accountant shall have the right, exercisable no more often than once each year, to examine Netco's records during normal business hours, upon ten day's prior written notice, to confirm the adequacy and accuracy of the Quarterly Payments and of the related quarterly statements since the then most recent of (x) the Effective Date of the Merger, (y) the last such examination, or
             (y) twenty four (24) months. Netco shall promptly pay any deficiency revealed by such examination together with simple interest at the rate of eight percent (8%) per annum from date on which any such deficient amounts first became payable through the date of payment. In addition, if such deficiencies exceed five percent (5%) of the total amount owned for the period to which the examination relates, Netco shall also pay all reasonable costs and expenses incurred by the FreeMail Holders, and by their duly appointed representative, in the conduct of such examination.

     (c)     Status of FreeMail Securities After the Merger. After the Effective
             ----------------------------------------------
Date of the Merger:

     (i) Until surrendered, each outstanding certificate which prior to the Effective Date of the Merger represented common stock of FreeMail shall be deemed for all corporate purposes (subject to the further provisions of this Section 1.3(c)(i) and Section 1.3(d)) to evidence the number of Common Shares of Netco into which they are converted in accordance with the terms of this Agreement. After the Effective Date of the Merger, there shall be no further registry or transfer on FreeMail's records of its common stock which had been outstanding immediately prior to the Effective Date of the Merger, and, if certificates representing such shares are presented to Netco and are reflected on FreeMail's Stock register as validly issued and outstanding, the shares represented by such certificates shall be treated in accordance with the above conversion terms of this Agreement. No dividends or distributions shall be paid to persons entitled to receive certificates for shares of Netco Common Shares until such persons shall have surrendered their certificates representing FreeMail common stock; provided, however, that when such certificates have been so surrendered in exchange for certificates of Netco Common Shares, there shall be paid to the holders thereof, but without interest thereof, all dividends and other distributions payable subsequent to and in respect of record dates after the Effective Date of the Merger on the Netco Common Shares for which such certificates shall have been so exchanged.

     (ii) If any certificate representing shares of FreeMail common stock (or the right to purchase FreeMail common stock) is surrendered in exchange for Netco Common Shares and the certificate for such Netco Common Shares is to be issued in a name

                                       3.

             other than that in which the certificate surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such exchange shall pay to Netco or its transfer agent any transfer or other taxes required by reason of the issuance of Common Shares in any name other than that of the registered holder of the certificate for shares, options or warrants so surrendered.

     1.4     Tax Considerations. Neither Party makes any representation
             ------------------
regarding the taxability of the transaction contemplated by this Agreement or the Merger Plan.

                                  ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF NETCO

     Netco represents and warrants to FreeMail and the Shareholders that the following are true and correct as of the date hereof:

     2.1     Organization and Related Matters.  Netco is a corporation duly
             --------------------------------
organized, validly existing and in good standing under the laws of the State of Minnesota. Netco has the corporate power to carry on its business as now being conducted, to execute and deliver this Agreement and the Merger Plan, and to consummate the transactions contemplated hereby. NAC has been duly organized under the laws of the State of Minnesota for the purpose of carrying out the transaction contemplated hereby, and is validly existing and has the corporate power to execute and deliver this Agreement and the Merger Plan, and to consummate the transactions contemplated hereby.

     2.2     Capital Stock of Netco.
             ----------------------

     (a)     Shares, Preferred Shares, Convertible Debt, Warrants and Options
             ----------------------------------------------------------------
             Outstanding.
             -----------

     (i) As of the date hereof, the authorized capital stock of Netco consists of 20,000,000 shares of which 15,000,000 are Common Shares and 5,000,000 are undesignated shares.

     (ii) 1,300,791 Common Shares are issued and outstanding and have been validly issued and are fully paid and nonassessable and are not subject to preemptive rights.

     (iii) 100,000 of the undesignated shares have been designated and issued as the Class A Preferred Stock ("Preferred Stock") having the rights and preferences set forth on Schedule 2.2(a) hereof.

     (iv)    Except as contemplated by this Agreement and as disclosed on
             Schedule 2.2(a) to this Agreement, there are no outstanding subscriptions, options, warrants or other rights of any kind to acquire any additional shares of capital stock of Netco, or other instruments or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional

                                       4.

             shares, nor is Netco committed to issue any such option, warrant, right, or security, or any other instrument convertible into a security.

     (b) Validity. The designation of the terms, classes, series and relative rights and preferences of the shares of authorized capital stock of Netco has been established in the articles or incorporation of Netco and in accordance with the laws of Minnesota respecting the designations of common and preferred shares, and such terms, rights and preferences are valid and binding on Netco and its shareholders. All outstanding Netco Common Shares and Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. All outstanding convertible debt, warrants and options of Netco have been duly authorized and validly issued, and are valid and binding obligations of Netco, enforceable in accordance with their terms. Except for the special right of the holders of the Preferred Stock to elect a majority of Netco's board of directors until December 31, 1999, there are no special voting rights, cumulative voting rights or preemptive rights in respect of outstanding Netco securities.

     2.3     Status of Capital Stock to be Issued. The Netco Common Shares to be
             ------------------------------------
issued the shareholders of FreeMail pursuant to this Agreement and the Merger Plan, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.

     2.4     Subsidiaries. Netco has three wholly owned subsidiary corporations:
             ------------

     (a)     WAM!NET Inc., a Minnesota corporation;

     (b)     NAC, a Minnesota corporation;

     (c)     Netco Communications of Canada, Inc., a Canadian corporation.

     2.5     Financial Statements.
             --------------------

     (a)     Financial Statements. Netco has previously furnished to FreeMail
             --------------------
true and correct copies of its financial statements for the year ended December 31, 1996 (the "Netco Annual Financial Statements") audited by Ernst & Young, independent public accountants, together with true and correct copies of Netco's unaudited interim financial statements ("Netco Interim Financial Statements") for the six months ended June 30, 1997. All such financial statements have been prepared in accordance with generally accepted accounting principals ("GAAP") and fairly present the financial position of Netco as of the dates thereof and for the periods indicated, except that the Netco Interim Financial Statements do not include all notes or adjustments that may be required by GAAP.

     (b)     No Adverse Changes.   Since the date of the Netco Interim Financial
             ------------------
Statements, there has not occurred or arisen in the ordinary course of business or otherwise: (i) any material adverse change in the financial condition, results of operations or prospects of Netco or (ii) any other event or condition known to Netco which materially and adversely affects or may be reasonably expected to affect the assets, business or prospects of Netco.

     2.6     Tax and Other Returns and Reports. All federal and state tax
             ---------------------------------
returns and tax reports required to be filed by Netco have been filed with the appropriate governmental agencies

                                       5.

in all jurisdictions in which such returns and reports are required to be filed, and all federal and state income and other taxes (including interest and penalties) shown on such returns and reports to be due from Netco have been paid or adequately provided for on the books and financial statements of Netco, or are being contested in good faith by appropriate proceedings and are not material to Netco. Such federal income tax returns have not been subjected to examination or audit by the Internal Revenue Service or any governmental authority.

     2.7     No Breaches of Statute or Contract; Required Consents.
             -----------------------------------------------------

     (a) Netco is not in violation of any applicable law, statute, order, rule or regulation promulgated or judgment entered (or known by Netco to be pending or imminent) by any federal or state court, or federal, state or local governmental authority relating to the operation, conduct or ownership of the property or business of Netco, which violation might have a material adverse effect, individually or in the aggregate, on the financial condition, the business operations, or the business prospects of Netco, or which may be reasonably expected to impair the consummation of the transactions contemplated hereby.

     (b) The execution and delivery by Netco of this Agreement and of the Merger Plan by Netco, and the compliance by Netco with the terms and provisions of this Agreement or the Merger Plan, will not:

     (i) conflict with, or result in a breach of, any of the terms, conditions or provisions of Netco's articles of incorporation, bylaws or other governing instruments, or any judgment, order, decree or ruling to which Netco is subject, of any court or governmental authority, or of any agreement, contract or commitment listed on any Schedule hereto and which is material to the financial condition or results of operations of Netco; or

     (ii) require the affirmative consent of any nongovernmental third party, except the affirmative consent of WorldCom, Inc., in accordance with agreements between Netco and WorldCom, Inc.

     2.8     Litigation and Related Matters.  Netco is not a party or subject to
             ------------------------------
any legal, administrative, arbitration, investigatory, or other proceedings, or other controversy, nor does Netco have knowledge of any proceedings that are threatened, which may be reasonably expected, individually or in the aggregate, to materially and adversely affect the financial condition or results of operations of Netco, except:

     (a) Arbitration proceeding entitled, Piper Jaffray, Inc., Claimant vs. Netco Communications Corporation, Respondent, before the National Association of Securities Dealers, Inc., case no. 9703288, claiming a commission of $1,450,000; and

     (b) Related litigation by Netco against Piper Jaffray, Inc., and Joseph Caruso in the District Court of Hennepin, County, State of Minnesota The suit against Piper Jaffray seeks a declaratory judgment invalidating the engagement letter upon which the claim for commission

                                      6.

identified above is based. The suit against Caruso seeks damages arising from his representations and conduct in connection with his obtaining and performing the engagement.

     2.9     Authorization of Agreement. The execution and delivery, and subject
             --------------------------
to the receipt of the affirmative consent of WorldCom, Inc., the performance of this Agreement and the Merger Plan by Netco and by NAC have been duly and validly authorized and approved by the Board of Directors of Netco, and Netco has taken, or will use its best efforts to take prior to the Time of Filing, all action required by law, its articles of incorporation and bylaws, and all other action required to authorize the execution, delivery and performance of this Agreement and the Merger Plan.

     2.10    Status of Netco Common Shares to be Issued.
             ------------------------------------------

     (a) The Common Shares of Netco to be issued to the Shareholders identified in Schedule 1.3(a) pursuant to this Agreement and the Merger Plan have not been registered for sale under the Securities Act of 1933, as amended ("the Act"), or applicable state security laws and will be issued to the Shareholders in reliance upon Section 4(2) of the Act and Regulation D of the General Rules and Regulations ("Rules") of the Securities and Exchange Commission promulgated under the Act, and under applicable exemptions from registration under applicable state laws. All such Common Shares so issued will be "restricted securities" within the meaning of Rule 144(a)(3) of the Rules. All certificates representing Netco Common Shares will be endorsed by Netco with the following legend:

          "The shares represented by the within certificate have not been registered under the Act, as amended, or under the securities laws of any state of the United States. These shares may not be sold, transferred, assigned, hypothecated, or otherwise disposed of, without the prior opinion of the holder's counsel in form and substance satisfactory to Netco Communications Corporation to the effect that the proposed disposition is exempt from the registration requirements of the Act and any applicable state securities law. This legend restricts the transferability of this certificate."

     (b) In connection with, and in consideration of, the sale of 25,000 Netco Common Shares to the Shareholders, the Shareholders, and each of them, by the execution of this Agreement represent and warrant to Netco that

          (i) the Shareholders, and each of them, have been given access to full and complete information regarding Netco; and

          (ii) that the Shareholders, and each of them, can bear the economic risk of an investment in 25,000 Netco Common Shares for an indefinite of time, can afford to sustain a complete loss of such investment and acknowledge that the receipt of the Netco
                                      7.

           Shares is an illiquid investment and that they individually have no need for liquidity in connection with this investment; and

           (iii) that the Shareholders, and each of them, realize that there will be no market for the 25,000 Netco Common Shares, that there are significant restrictions on transferability of the 25,000 Netco Common Shares as provided above and that for this reason, among others, that the Shareholders may not be able to liquidate an investment in the 25,000 Shares for an indefinite period; and

           (iv) that the Shareholders, and each of them, represents and warrants they are bona fide residents of the State of Montana and the 25,000 Netco Common Shares are being acquired by the Shareholders, and each of them, solely for the individual shareholder's own benefit, and not as a nominee for, on behalf of, or for the beneficial interest of another, or to transfer to any other person, trust, or organization.

     2.11  No Broker's or Finder's Fees.  No agent, broker, investment banker,
           ----------------------------
person or firm acting on behalf of Netco or under the authority of Netco is, or will be entitled to, any broker's or finder's fee, or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated hereby.

     2.12  Documents.  Netco will make available upon request for inspection,
           ---------
review and copying by FreeMail and/or the Shareholders, at or prior to the Closing, true and correct copies of:

     (a) any document or agreement referred to in this Agreement to which Netco is a party;

     (b) each and every material contract or agreement between Netco and any third party;

     (c) each and every material contract or agreement between Netco and any subsidiary of Netco;

     (d) each and every material contract or agreement between any subsidiary of Netco and any third party; and

     (e)   any other document requested by FreeMail and/or any Shareholder.

                                  ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF FREEMAIL AND SHAREHOLDERS

     FreeMail and the Shareholders jointly and severally represent and warrant to Netco and NAC as of the date hereof and as of the Closing Date as follows:

                                      8.

     3.1     Organization and Related Matters.  FreeMail is a corporation duly
             --------------------------------
organized, validly existing and in good standing under the laws of the State of Montana. FreeMail has the corporate power to carry on its business as now being conducted, to execute and deliver this Agreement and the Merger Plan, and to consummate the transactions contemplated hereby.

     3.2     Capital Stock of FreeMail.
             -------------------------

     (a)     Shares and Other Securities Outstanding

     (i) As of the date hereof, the authorized capital stock of FreeMail consists of 50,000 shares and no par common stock.

     (ii) As of the date hereof, and as of the Closing Date, there are 37,500 of common stock of FreeMail issued and outstanding, and they all have been validly issued and are fully paid and nonassessable and are not subject to preemptive rights.

     (iii) There are no outstanding subscriptions, options, warrants or other rights of any kind to acquire any additional shares of capital stock of FreeMail, or other instruments or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is FreeMail committed to issue any such option, warrant, right, or security, or any other instrument convertible into a security.

     (b)     Validity. The designation of the terms, classes, series and
             --------
relative rights and preferences of the shares of authorized capital stock of FreeMail has been established in the articles or incorporation of FreeMail and in accordance with the laws of Montana respecting the designation of terms, classes, series, and relative rights and preferences of shares, and such terms, rights and preferences are valid and binding on FreeMail and its shareholders and are fully set forth in the Articles of Incorporation of FreeMail. All outstanding FreeMail Common Shares have been duly authorized and validly issued, and are fully paid and nonassessable. FreeMail has no outstanding convertible debt, warrants, options or other rights to acquire, or rights convertible into, any common or other equity security of FreeMail There are no special voting rights, cumulative voting rights or preemptive rights in respect of outstanding FreeMail securities.

     3.3     Subsidiaries.  FreeMail has no subsidiary corporations.
             ------------

     3.4     Financial Statements.
             --------------------

     (a)     Financial Statements. FreeMail has previously furnished to Netco
             --------------------
true and correct copies of its unaudited financial statements for the nine-month period ended September 30, 1997 (the "FreeMail Financial Statements") certified as true and correct by the officers of FreeMail. All such financial statements have been prepared in accordance with generally accepted accounting principals and fairly present the financial position of FreeMail as of the dates thereof and for the periods indicated. All such financial statements are deemed to include the notes thereto, respectively.

                                      9.

     (b)     No Adverse Changes.   Since the date of the FreeMail Financial
             ------------------
Statements, there has not occurred or arisen in the ordinary course of business or otherwise: (i) any material adverse change in the financial condition or prospects of FreeMail or (ii) any other event or condition known to FreeMail which materially and adversely affects or may affect the assets, business or prospects of FreeMail.

     3.5     Tax and Other Returns and Reports. All federal, state and local tax
             ---------------------------------
returns and tax reports required to be filed by FreeMail have been properly completed and filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all federal and state income and other taxes (including interest and penalties) shown on such returns and reports to be due from FreeMail have been paid or adequately provided for an the books and financial statements of FreeMail, or are being contested in food faith by appropriate proceedings and are not material to FreeMail. Such returns and reports have not been subjected to examination or audit by the Internal Revenue Service or any other governmental authority, and such returns and reports correctly reflect the facts existing at the time they were filed regarding the income, business, assets, operations and activities and other matters of FreeMail and other information required to be reported therein. There is no material omission, deficiency, error, misstatement or misrepresentation, whether innocent, unintentional or fraudulent, in any such report filed by FreeMail.

     3.6     No Breaches of Statute or Contract; Required Consents.
             -----------------------------------------------------

     (a) FreeMail is not in violation of any applicable law, statute, order, rule or regulation promulgated or judgment entered (or known by FreeMail to be pending or imminent) by any federal or state court, or federal, state or local governmental authority relating to the operation, conduct or ownership of the property or business of FreeMail, which violation might have a material adverse effect, individually or in the aggregate, on the financial condition, results of operations, or the business prospects of FreeMail, or which might impair the consummation of the transactions contemplated hereby.

     (b) The execution and delivery of this Agreement and of the Merger Plan by FreeMail, and the compliance by FreeMail with the terms and provisions of this Agreement or the Merger Plan will not:

     (i) conflict with, or result in a breach of, any of the terms, conditions or provisions of FreeMail's articles of incorporation, bylaws or other governing instruments, or any judgment, order, decree or ruling to which FreeMail is subject, of any court or governmental authority, or of any agreement, contract or commitment listed on any Schedule hereto and which is material to the financial condition or results of operations of FreeMail; or

     (ii)    require the affirmative consent of any nongovernmental third party.

     3.7     Litigation and Related Matters. FreeMail is not a party or subject
             ------------------------------
to any legal, administrative, arbitration, investigatory, or other proceedings, or other controversy, nor does FreeMail have knowledge of any proceedings that are threatened, which might, individually or in

                                      10.

the aggregate, materially and adversely affect the financial condition or results of operations of FreeMail.

     3.8     Authorization of Agreement. The execution and delivery, and subject
             --------------------------
to the receipt of the affirmative vote of the FreeMail Holders, the performance of this Agreement and the Merger Plan by FreeMail have been duly and validly authorized and approved by the Board of Directors of FreeMail, and FreeMail has taken, or will use its best efforts to take prior to the Time of Filing, all action required by law, its articles of incorporation and bylaws, and all other action required to authorize the execution, delivery and performance of this Agreement and the Merger Plan.

     3.9     No Broker's or Finder's Fees.  No agent, broker, investment banker,
             ----------------------------
person or firm acting on behalf of FreeMail or under the authority of FreeMail is, or will be entitled to, any broker's or finder's fee, or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated hereby.

     3.10    Documents. FreeMail has made or will make available for inspection,
             ---------
review and copying by Netco at least ten (10) days prior to closing, true and correct copies of:

     (a) any document or agreement referred to in this Agreement to which FreeMail is a party;

     (b) each and every material contract or agreement between FreeMail and any third party;

     (c)     any other document requested by Netco.

     3.11    Absence of Certain Payments.  Neither FreeMail, nor any director,
             ---------------------------
officer, agent, employee or other person associated with, or acting on behalf, of FreeMail has used any corporate funds for unlawful contributions, gifts, entertainment, or other direct or indirect unlawful expenditures relating political activity, or made any direct or indirect unlawful payments to governmental officials or employees from corporate funds or established or maintained any unlawful or unrecorded funds.

     3.12    Assets; Absence of Conflicting Claims, or Encumbrances.
             ------------------------------------------------------

     (a) FreeMail is the sole and lawful owner of all assets or properties owned or used by FreeMail, including but not limited to, the assets listed on
Schedule 3.12(a), (the "FreeMail Assets") free from any claims, liens or encumbrances by, for or on behalf of any third party:

Each of the FreeMail Assets is in good operating condition, ordinary wear and tear excepted. The FreeMail Assets constitute the assets that are necessary or relate to FreeMail's business and operations as they are presently conducted.

     (b) At the Effective Date of the Merger, NAC will become the sole and lawful owner of the assets listed in Section 3.12(a) , free from any claims, liens or encumbrances by, for or on behalf of any party.


                                      11.

     3.13    Contracts. Attached as Schedule 3.13 is a complete and accurate
             ---------
list as of the date hereof of all of the following types of contracts, commitments and other agreements, oral or written, to which FreeMail is a party or by which FreeMail or its properties are bound, which list shall include the full names of each party to each agreement and the date of execution thereof: joint venture or partnership agreements, contracts or collective bargaining arrangements with any labor organizations, loan agreements, promissory notes, debentures, leases, powers of attorney, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, agreements for the employment of any individual, agreements under which FreeMail has advanced or loaned any amount to stockholders or any employee, officer or director of FreeMail, any guaranties by FreeMail, any agreement concerning confidentiality or noncompetition, and any other agreement or instrument under which the consequences of a default or termination could have an adverse effect on the business, financial condition, results of operations or prospects of FreeMail. None of the agreements listed on Schedule
3.13 have been modified, altered, terminated or otherwise amended and there have been no waivers, oral agreements, representations or other statements with relation to any such agreements except as described in Schedule 3.13. FreeMail has complied with the obligations pertaining to it contained in such contracts, commitments and other agreements, is not in default thereunder and no notice of default has been received nor will the consummation of the transactions contemplated by this Agreement result in such a default. To the best of FreeMail's knowledge, there is no default by any other party to any contract, commitment or other agreement attached as Schedule 3.13. Since the date of the most recent balance sheet included in the FreeMail Financial Statements, no customers of FreeMail have canceled or substantially reduced the purchase of goods or services, have notified FreeMail of their intent to cancel or reduce their purchases of goods or services service or are attempting or threatening to cancel or substantially reduce their purchases of goods or service. There is no pending or threatened labor dispute involving FreeMail and any group of its respective employees and FreeMail has not experienced any labor interruptions over the past three years. There are no outstanding powers of attorney executed on behalf of FreeMail.

     3.14.   Insurance Policies.  Attached as Schedule 3.14 are complete and
             ------------------
accurate copies as of the date hereof of all insurance policies carried by FreeMail and an accurate list of all insurance loss runs and workers' compensation claims received for the past three policy years. All current insurance policies are in full force and effect and shall remain in full force and effect through the Closing Date. FreeMail's insurance has never been canceled, and FreeMail has never been denied coverage.

     3.15    Directors, Officers, Employees and Independent Contractors;
             -----------------------------------------------------------
Compensation.  Attached as Schedule 3.15 is a complete and accurate list of all
------------
employees, officers, directors and independent contractors of FreeMail, and the rate of compensation of each (including a breakdown of the portion thereof attributable to salary, bonus and other compensation, respectively) as of the date hereof. Except as set forth on Schedule 3.15, each employee of FreeMail is an employee at will.

     3.16    Employee Plans. Attached as Schedule 3.16 are complete and accurate
             --------------
copies, as of the date hereof, of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multiple-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income


                                      12.

Security Act of 1974, as amended ("ERISA")) which are currently maintained and/or sponsored by FreeMail, or to which FreeMail currently contributes, or has an obligation to contribute in the future (including, without limitation, employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), together with copies of any trusts related thereto and a classification of employees covered thereby (collectively, the "Plans"); together with a list of all such Plans that have been terminated within the past three years.

     3.17  Compliance with ERISA.  Neither FreeMail, any Controlled Group Member
           ---------------------
(as defined in Code Section 414(n)(6)(B)), nor any business, subsidiary, division or operation acquired by FreeMail or a Controlled Group Member in the last five years, ever have maintained or sponsored, or contributed to, an employee pension benefit plan (as defined in ERISA Section 3(2)) which is subject to the provisions of Title IV of ERISA. Except for the Plans, FreeMail neither maintains or sponsors, or is a contributing employer to, a pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan, employee welfare benefit plan, or any other arrangement with its employees. All Plans are in substantial compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other laws applicable to such Plans, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents. All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") have been determined by the Internal Revenue Service to be so qualified, and copies of the current plan determination letters, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report, are included as part of Schedule 3.16 hereof. To the extent that any Qualified Plans have not been amended to comply with the laws and regulations applicable to such Plan, the remedial amendment period permitting retroactive amendment of such Qualified Plans has not expired and will not expire within 120 days after the Closing Date. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or tax returns) have been timely filed or distributed. Neither any Plan nor FreeMail, has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(l) of ERISA. Further:

     (a) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without notice to and approval by the Internal Revenue Service;

     (b)  with respect to Plans which qualify as "group health plans" under
Section 4980B of the Internal Revenue Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by "COBRA"), FreeMail and Stockholders have complied (and on the Closing Date will have complied), in all respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and FreeMail has no (and will incur no) direct or indirect liability and is not (and will not be) subject to any loss, assessment, excise tax penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by FreeMail and Stockholders or any of them, any time prior to the Closing Date to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against FreeMail or Stockholders, or any of them with respect to such group health plans;

     (c) there is no pending or threatened litigation, arbitration, or disputed claim, settlement or adjudication proceeding, or investigation with respect to any Plan, or with respect to any fiduciary, administrator, or sponsor thereof (in their capacities as such), or any party in interest thereof;

     (d) the FreeMail Financial Statements reflect the approximate total pension, medical and other benefit expense for all Plans for the periods covered by the applicable Financial Statement, and no material funding changes or irregularities are reflected thereon which would cause such Financial Statements to be not representative of most prior periods;

     (e) FreeMail has no (and will not incur any) retiree health care obligations to its employees;

     (f) FreeMail has no (and will not incur any) severance pay obligation to its employees and no severance pay will be due to any employee of FreeMail as a result of the transaction contemplated herein; and

     (g) With respect to any Plan which qualifies as a group health plan, such plan is fully insured and all premiums have been paid on a timely basis and are paid in full as of the Closing Date or, to the extent such plan is not fully insured, all self insured obligations have been met as of the Closing Date and are fully reflected in the plan's financial statements. To the extent that any of FreeMail's group health plans are retrospectively rated, there are no liabilities capable of assertion against FreeMail in respect of claims already incurred and present.

     3.18 Bank Accounts; Depositories.   Attached as Schedule 3.18 is a
          ---------------------------
complete and accurate list as of the date of this Agreement, of the name of each financial institution in which FreeMail has any account or safe deposit box; the names in which each account or box is held; the type of each account; and the name of each person authorized to draw on or have access to each account or box.

     3.19 Accounts Receivable.   Attached as Schedule 3.19 is a complete and
          -------------------
accurate list of all accounts and notes receivable of FreeMail as of November 30, 1997, including receivables from and advances to officers, directors, employees and stockholders and also including all such accounts and notes receivable which are not reflected in FreeMail's Financial Statements. Also attached as Schedule 3.19 is an aging of all accounts and notes receivable showing amounts due in 30 day aging categories. Except to the extent reflected on Schedule 3.19, each account and note receivable is collectible in the full amount shown on Schedule 3.19.

     3.20 No Undisclosed Liabilities.  FreeMail does not have any liabilities
          --------------------------
or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a "Liability" and collectively as "Liabilities"), other than:

     (a) Liabilities that are fully reflected or reserved for in the FreeMail Financial Statements; or

     (b) Liabilities incurred by FreeMail in the ordinary course of business after the date of the most recent balance sheet included in the FreeMail Financial Statements (none of which results from, arises out of, relates to, is in nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     Prior to the Closing Date, FreeMail shall deliver a true, correct and complete schedule of all liabilities (including accounts payable) of FreeMail as of the Closing Date.

     3.21 Inventories.  All of the inventories of FreeMail, whether reflected
          -----------
in FreeMail's Financial Statements or otherwise, consist of a quality and quantity usable and saleable in the ordinary course of the business, and the present quantities of all inventory of FreeMail are reasonable in the present circumstances of FreeMail's business as currently conducted or as proposed to be conducted.

     3.22 Intellectual Property Rights.  FreeMail owns or has the unrestricted
          ----------------------------
right to use, and Schedule 3.22 attached hereto contains a detailed listing of, all patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes, trade dress and formula (collectively, "Intellectual Property Rights") used in, or necessary for, the operation of FreeMail's business as currently conducted or proposed to be conducted. Except as set forth on Schedule 3.22, the use of all Intellectual Property Rights necessary or required for the conduct of the business of FreeMail as presently conducted and as proposed to be conducted does not infringe on or violate the Intellectual Property Rights of any person or entity. Except as described in Schedule 3.22:

     (a) FreeMail does not own or use any Intellectual Rights pursuant to any written license agreement;

     (b) FreeMail has not granted any person or entity any rights, pursuant to a written license agreement or otherwise, to use any Intellectual Property Rights; and

     (c) all of said Intellectual Property Rights of FreeMail are free and clear or all liens, security interests, and other encumbrances.

     3.23 Books and Records.  The books of account, minute books, stock record
          -----------------
books and other records of FreeMail, all of which have been made available to Netco, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. FreeMail's minute books contain accurate and complete records of all formal meetings held of, and in corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of FreeMail. At the Closing, all such books and records will be in the possession of FreeMail.

     3.24 Accuracy of Information.  No representation or warranty made by
          -----------------------
FreeMail in this Agreement, the schedules or exhibits attached hereto, or in any agreement, instrument, document, certificate, statement or letter furnished or to be furnished to Netco or NAC at the Closing by or on behalf of FreeMail or the FreeMail shareholders in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact, or admit or will admit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein. There is no material fact as of the date hereof which has not been disclosed in writing to Netco to which FreeMail has knowledge related to FreeMail, its operations, properties, financial operation or prospects which has a material adverse effect or, to the knowledge of FreeMail, in the future may have a material adverse effect, on FreeMail. FreeMail's representations and warranties contained in this Agreement or any other document delivered pursuant hereto shall not be affected or deemed late by reason of the fact that Netco or NAC, or the representative of either of them, knew or should have known that any such representation and warranty is or might be inaccurate in any respect.

                                  ARTICLE IV


                     CONDUCT AND TRANSACTIONS PRIOR TO THE
                         EFFECTIVE DATE OF THE MERGER

     4.1  Investigation.
          -------------

     (a) Netco and FreeMail agrees to use their best efforts respectively, to give to each other, to each other's representatives and agents and, subject to the provisions of Section 4.1(c), to the FreeMail Holders full and complete access to their respective premises and books and records and to cause their respective officers to furnish each other and, subject to the provisions of
Section 4.1(c), to the FreeMail Holders with such financial and operating data and other information with respect to their respective business and properties; provided, however, that any such investigation:

     (i) Shall be conducted in such manner as not to interfere unreasonably wit the operation of the business of either Netco or FreeMail; and

     (ii) Shall not affect any of the representations, warranties or agreements given by either Netco or FreeMail hereunder.

     (b) In the event of the termination of this Agreement or of the Merger Plan for any reason, Netco and FreeMail will each return immediately all documents obtained in connection with the transaction contemplated hereby and not disclose or utilize any non-public information obtained from the other.

     (c) As a condition to furnishing any confidential or proprietary information to FreeMail Holders, Netco may require each such FreeMail Holder to furnish a written agreement, in form and substance satisfactory to Netco, to the effect that each such FreeMail holder will maintain the confidentiality of any confidential or proprietary information furnished by Netco, and will not disclose to any one or use such confidential or proprietary information for any purpose whatsoever, except for the purpose of determining whether to approve the Merger Plan.

     4.2  Business Organization.  FreeMail will use its  best efforts to
          ---------------------
preserve substantially intact its business organizations, to keep available the services of its present officers, and to preserve its present relationships with all entities or persons having significant business dealings with it.

     4.3  Conduct of Business.  Except as otherwise contemplated in this
          -------------------
Agreement, FreeMail will not, without the prior written consent of Netco:

     (a) issue or commit to issue, and capital stock or other ownership interest;

     (b) grant, or commit to grant, any options, warrants, or other rights to subscribe for, purchase or otherwise acquire any securities or other ownership interest, or issue, any securities convertible into or exchangeable for, shares of its capital stock or other ownership interests, with the sole exception of shares issuable by FreeMail upon exercise or conversion of any option, warrant or other convertible security or interest set forth on Schedule 3.2(a) of this Agreement;

     (c)  declare, set aside or pay any dividend or distribution;

     (d) directly or indirectly redeem, purchase or otherwise acquire, or commit to acquire, any of its capital stock or other ownership interest, or directly or indirectly terminate or reduce or commit to terminate or reduce, any bank line of credit or availability of any funds under any other loan or financing agreement;

     (e)  effect a stock split, reclassification or recapitalization;

     (f) change its articles of incorporation, its bylaws or any other of its governing instruments;

     (g) borrow, or agree to borrow, any funds, or guarantee or agree to guarantee, the obligations of others, or indemnify, or agree to indemnify, the obligations of others;

     (h)  waive, or commit to waive, any right of substantial value;

     (i) increase the amount or rate of compensation for any employee or independent contractor;

     (j) enter into any agreement to dispose of any FreeMail Assets, except in the ordinary course of business; or

     (k) enter into any other agreements of merger or share exchange, or any other agreement with respect to the shares of capital stock of FreeMail; or

     (viii) enter into an agreement, contract, or commitment which, if entered into prior to the date of this Agreement, would be required to be listed in Schedule 3.13 of this Agreement.

     4.4       Shareholder Approval. FreeMail will submit this Agreement and the
               --------------------
Merger Plan to its shareholders for approval, all as provided by law, either by a unanimous written action of shareholders or at a meeting, which shall be effected as soon as practicable, and will use its best efforts to obtain the approval of such shareholders.

     4.5       Consents. Netco and FreeMail shall use their respective best
               --------
efforts to obtain the consent or approval of each person identified in this Agreement, including any Schedule hereto, whose consent or approval is required in connection with the execution, delivery or performance of this Agreement and the Merger Plan.

     4.6       Payment of Expenses. Netco and FreeMail will each pay all
               -------------------
expenses each incurs in connection with the transaction contemplated hereby (in the case of FreeMail, prior to the Closing Date), including fees of their respective legal counsel, plus other out-of-pocket expenses.

     4.7       No Public Announcement. Between the date of this Agreement and
               ----------------------
the Closing Date, neither Netco nor FreeMail will, without the prior written consent of the other, make any oral or written announcement concerning this transaction except as may be required by law, all of which announcements, if any, shall be forwarded to the other for review and comment at least seven days prior to dissemination.

                                   ARTICLE V


                  CONDITIONS OF MERGER; ABANDONMENT OF MERGER

     5.1       General Conditions. The obligations of the parties hereto to
               ------------------
effect the Merger shall be subject to the following conditions.

     (a)       Approvals. The shareholders of FreeMail and the Board of
               ---------
Directors of Netco shall have approved this Agreement and the Merger Plan.

     (b)       Consents.   All third parties , including WorldCom, Inc., whose
               --------
consents are necessary to the consummation of the Merger shall have consented to this Agreement, the Merger Plan and the consummation of the Merger.

     (c)       No Governmental Proceedings. No governmental action or proceeding
               ---------------------------
shall have been instituted and, at what would otherwise have been the Time of Filing, remain pending by or before a court or other governmental body, agency or authority to restrain or prohibit the transactions contemplated by this Agreement.

     (d)  Statutory Requirements.  All statutory requirements for valid
          ----------------------
consummation of the transactions contemplated by this Agreement and the Merger Plan by Netco, NAC and FreeMail, respectively, shall have been fulfilled; and all authorizations, consents and approvals of all federal and state governmental agencies and authorities required to be obtained to permit such consummation, if any, shall have been obtained.

     (e)  Complete Disclosure.  This Agreement and the Schedules hereto and all
          -------------------
other documents and information furnished by either party to the other, and its representatives pursuant hereto or pursuant to the negotiation of this transaction or the investigations of Netco or FreeMail, or the employees or representatives of either of them, do not, and will not, as of the Effective Date of the Merger, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

     5.2  Conditions to Obligations of Netco.  The obligations of Netco to
          ----------------------------------
effect the Merger shall be subject to the following conditions:

     (a)  Representations and Warranties of FreeMail and Shareholders to be
          -----------------------------------------------------------------
true. The representations and warranties of FreeMail and Shareholders herein shall be true in all material respects at the Closing Date with the same effect as though made at and as of such time, except to the extent waived hereunder of affected by the transaction contemplated herein and by the Schedules delivered hereunder. FreeMail shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Time of Filing; and FreeMail shall have delivered to Netco certificates of FreeMail, signed by appropriate officers of FreeMail and dated as of the Closing Date, in form and substance satisfactory to Netco to all such effects.

     (b)  Litigation.  FreeMail shall not have become a party to any litigation
          ----------
or the subject of any legal, administrative, arbitration, investigatory or other proceeding.

     (c)  Opinion of Counsel.  Netco shall have received from Steve Barrett,
          ------------------
counsel for FreeMail and Shareholders, an opinion dated as of the Closing Date and in form and substance satisfactory to Netco and its counsel, substantially in the form of Exhibit 5.2(c).
               --------------

     (d)  Shareholder Approval.  FreeMail shall have obtained the approval, as
          --------------------
required by law, of all of its shareholders for the consummation of the Merger.

     (e)  Dissenters' Rights. No Shareholder of FreeMail shall have exercised or
          ------------------
asserted their dissenters' rights.

     (f)  Delivery of  Employment Agreements.  FreeMail shall have obtained from
          ----------------------------------
Steve Saroff and Glenn Kreisel, and delivered to Netco employment agreements between Steve Saroff and Glenn Kreisel, respectively, and Netco to become effective upon the Effective Date of the Merger, which employment agreements are appended hereto as Schedule 5.2(f)(1) and Schedule 5.2(f)(2), respectively.

     5.3  Conditions to Obligations of FreeMail.  The obligations of FreeMail to
          -------------------------------------
effect the Merger shall be subject to the following conditions:

     (a)  Representations and Warranties of Netco to be True.  The
          --------------------------------------------------
representations and warranties of Netco herein shall be true in all material respects at the Closing Date with the same effect as though made at and as of such time, except to the extent waived hereunder of affected by the transaction contemplated herein and by the Schedules delivered hereunder. Netco shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Time of Filing; and Netco shall have delivered to FreeMail certificates of Netco, signed by appropriate officers of Netco and dated as of the Closing Date, in form and substance satisfactory to Netco to all such effects.

     (b)  Litigation.  Neither Netco nor NAC shall have become a party to any
          ----------
additional litigation or the subject of any legal, administrative, arbitration, investigatory or other proceeding, which, if decided adversely to Netco or NAC would have a material adverse effect on either of them.

     (c)  Opinion of Counsel.   FreeMail shall have received from Larkin,
          ------------------
Hoffman, Daly & Lindgren, Ltd., counsel for Netco, an opinion dated as of the Closing Date and in form and substance satisfactory to FreeMail and its counsel, substantially in the form of Exhibit 5.3(c).
                             --------------

     5.4  Termination of Agreement and Abandonment of Merger.   Anything herein
          --------------------------------------------------
to the contrary notwithstanding, this Agreement, the Merger Plan and the Merger contemplated hereby may be terminated at any time before the Time of Filing, whether before or after approval of the shareholders of FreeMail and the board of directors of Netco as follows, and in no other manner:

     (a)  Mutual Consent.  By written mutual consent of Netco and FreeMail.
          --------------

     (b)  General Conditions not Met.  By the board of directors of Netco or of
          --------------------------
FreeMail if any of the conditions set forth in Section 5.1 shall not have been met.

     (c)  Conditions to Netco's Performance not Met.  By the board of directors
          -----------------------------------------
of Netco if any of the conditions set forth in Section 5.2 shall not have been met.

     (d)  Conditions to FreeMail's Performance not Met.  By the board of
          --------------------------------------------
directors of FreeMail if any of the conditions set forth in Section 5.3 shall not have been met.

     (e)  Expiration Date.  By the board of directors of Netco or of FreeMail if
          ---------------
the Merger shall not have become effective by December 31, 1997, which date may be extended by mutual agreement of the boards of directors of Netco and FreeMail.

                                  ARTICLE VI


              TERMINATION OF OBLIGATIONS AND WAIVER OF CONDITIONS

     6.1  Termination.  In the event that this Agreement shall be terminated
          -----------
pursuant to Section 5.4 hereof or if the Merger shall not be consummated for any reason, all further obligations of the parties hereto under this Agreement shall terminate without further liability of any party to another; provided, however, that in the event of such termination or failure to consummate the Merger, the obligations set forth under Section 4(1)(b) and 4(1)(c) shall survive any such termination.

     6.2  Waiver of Conditions.
          --------------------

     (a) In any of the conditions specified in Section 5.1 hereof has not been met, Netco and FreeMail may mutually agree to proceed with the transactions contemplated hereby, to the extent not otherwise prohibited by law.

     (b) If any of the conditions specified in Section 5.2 hereof has not been satisfied, Netco may nevertheless at its sole election proceed with the transactions contemplated hereby.

     (c) If any of the conditions specified in Section 5.3 hereof has not been satisfied, FreeMail may nevertheless at its sole election proceed with the transactions contemplated hereby.

                                  ARTICLE VII


                                    CLOSING

     7.1  Closing Date.   The closing of the transactions contemplated herein
          ------------
shall occur at the offices of Netco on December 18, 1997, or at such other time and place as may be agreed by the parties.

     7.2  Documents to be Delivered by Netco.   At the closing, Netco shall
          ----------------------------------
deliver to FreeMail (or shall have previously delivered to FreeMail) duly executed or endorsed as required herein, all documents required to be delivered pursuant to this Agreement and such other documents as FreeMail shall reasonably request.

     7.3  Documents to be Delivered by FreeMail.  At the closing, FreeMail shall
          -------------------------------------
deliver to Netco (or shall have previously delivered to Netco) duly executed or endorsed as required herein, all documents required to be delivered pursuant to this Agreement, and such other documents as Netco shall reasonably request, including, without limitation, a certificate of the appropriate officers of FreeMail to the effect that the representations and warranties given by FreeMail in this Agreement are true and correct at the time of Closing.

                                 ARTICLE VIII


                                    GENERAL

     8.1  Amendments.  Subject to applicable law, this Agreement and the Merger
          ----------
Plan and any Schedule or Exhibit attached hereto or amendment thereof, may be amended upon authorization by the boards of directors of the parties hereto before or after any meeting of shareholders or obtaining of consents from third parties, at any time before the Time of Filing; provided that no such amendment effected after any shareholder meeting of obtaining of consent from a third party shall, without the requisite consent of shareholders or third parties, alter the conversion formula set forth in Section 1.3(a) hereof.

     8.2  Schedules and Exhibits.  Each Schedule and Exhibit delivered pursuant
          ----------------------
to this Agreement shall be in writing and shall constitute a part of this Agreement.

     8.3  Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties given by each party to the other shall survive the execution and closing. The Shareholders shall jointly and severally indemnify and hold harmless Netco and NAC from and against any and all liabilities, claims, damages, actions, suits, proceedings, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and expenses or reasonable expenses and investigation which result either before or after the date of this Agreement from: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by Shareholders and/or FreeMail, and (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Shareholders or FreeMail contained in this Agreement. Netco may, in addition to any other right or remedy available to it by law or under this Agreement, deduct from the Additional Contingent Consideration otherwise due to the FreeMail Holders the amount or amounts of damages or loss incurred by Netco as a result of such untrue representation or warranty.

     8.4  Taxes.  The Shareholders irrevocably agree to indemnify and hold
          -----
harmless the Purchaser against and from:

     (a) any and all federal, state, local, and other taxes of FreeMail arising from the audit, examination, review or other adjustment of tax liabilities for periods ending on or prior to the Closing Date; and

     (b) any and all taxes, interest, penalties, additions to tax (or additional amounts imposed with respect to any such interest, penalties, or additions to tax) imposed with respect to any federal, state, local, or other taxes of FreeMail for periods ending on or before the Closing Date.

     In addition, the Shareholders agree that they shall be responsible, at their sole and absolute expense, for the (i) preparation of FreeMail's federal, state, local and other income and franchise tax returns for the tax period ending on the Closing Date; (ii) delivery of the Schedule K-1s to all of the Shareholders; and (iii) payment of all taxes due for such period, if any. The Shareholders further agree that such returns shall be prepared, and the income or loss of FreeMail determined, by closing the books of FreeMail on the Closing Date pursuant to Section 1362(e)(3) of the Internal Revenue Code of 1986, as amended. Prior to filing the returns provided for in this paragraph, the Shareholders agree to allow NAC thirty (30) business days to review and approve such returns, approval of which will not unreasonably be withheld.

     8.5  Governing Law.  This Agreement and the legal relations between the
          -------------
parties shall be governed by and construed in accordance with the laws of the State of Minnesota without giving regard to the conflicts of law provisions thereof; with the sole exception that the Merger contemplated hereby shall be effected in accordance with the laws of both Minnesota and Montana.

     8.6  Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be sufficiently given if sent by a nationally recognized overnight courier or if sent by facsimile transmission with written copy by U.S. Mail, postage prepaid and addressed:

     (a)  If to FreeMail:

               Steve Saroff
               601 Lolo Street
               Missoula, Montana 59802

               Telephone:  (406) 542-0901
               Facsimile:  (406) 542-0894

               Glenn Kreisel
               311 East Spruce
               Missoula, Montana 59802

               Telephone:  (406) 542-0901
               Facsimile:  (406) 542-0894

               Steve Barrett
               Box 1348
               Bozeman, Montana 59771-1348

               Telephone:  (406) 586-1553
               Facsimile:  (406) 586-8971

     (b)  If to the Netco:

               Netco Communications Corporation
               6100 West 110th Street
               Bloomington, Minnesota 55438
               Attention:  Edward J. Driscoll, III
                           President

               Telephone:  (612) 204-3100
               Facsimile:  (612) 204-3101

          with a copy to:

               Edward J. Driscoll, Jr., Esq.
               Larkin, Hoffman, Daly & Lindgren, Ltd.
               1500 Norwest Financial Center
               7900 Xerxes Avenue South
               Bloomington, Minnesota 55431

               Telephone:  (612) 896-3394
               Facsimile:  (612) 896-1511

     or to such other address as a party may notify the other.

Any such notice or communication shall be deemed to have been given as of the date so delivered to a courier or sent by facsimile transmission and deposited in the US mails, except a notice of change of address shall not be deemed to have been given until received by the addressee.

     8.7       No Assignment.  This Agreement may not be assigned by operation
               -------------
of law or otherwise.

     8.8       Headings.  The descriptive headings of the several Articles and
               --------
Sections of this Agreement, of the Plan of Merger, and of the several Schedules and Exhibits to this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     8.9       Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties hereto and delivered to the other party.

     8.10      Time of the Essence.  Time is of the essence of this Agreement.
               -------------------

     8.11      Severability.  In case any provision of this Agreement shall be
               ------------
invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     8.12      Construction.  The parties have participated jointly in the
               ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" means including, without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact the party is in breach of the first representation, warranty or covenant.

     8.13      Merger and Integration.  This Agreement and the Merger Plan
               ----------------------
represent the final written expression of the agreements among the parties, and all prior negotiations and agreements are merged herein and superseded by this Agreement and the Merger Plan.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the day and year so indicated.

                               Netco Communications Corporation



Date:  12/17/97               By:     /s/ Edward J. Driscoll, III
                                 -------------------------------------
                                   Edward J. Driscoll, III
                                 Its:  President


                                 Netco Acquiring Corporation




Date:  12/17/97               By:     /s/ Edward J. Driscoll, III
                                 -------------------------------------
                                   Edward J. Driscoll, III
                                 Its:  President


                                  FreeMail, Inc.



Date:  12/11/97               By:     /s/ /Stephen Barrett
                                 -------------------------------------
                                   Stephen Barrett
                                 Its:  President


Date:  12/11/97                       /s/ Glenn Kreisel
                                 -------------------------------------
                                   Glenn Kreisel



Date:  12/11/97                      /s/ Steve Saroff
                                 -------------------------------------
                                   Steve Saroff



Date:  12/11/97                  /s/ Chris Coyle
                                 -------------------------------------
                                   Chris Coyle

Date:12/11/97                      /s/ Steve /Barrett
                                --------------------------------------
                                  Steve Barrett



Date:  12/12/97                    /s/ Greg Gianforte
                                --------------------------------------
                                  Greg Gianforte



Date:  12/11/97                    /s/ Ray Kreisel by Glenn Kreisel
                                --------------------------------------
                                  Ray Kreisel     Attorney in fact



Date:  12/11/97                   /s/ William Knight
                                --------------------------------------
                                  William Knight